UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):
                                  July 21, 2005


                      BRITTON & KOONTZ CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


        Mississippi                    0-22606                   64-0665423
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


                   500 Main Street, Natchez, Mississippi 39120
               (Address of Principal Executive Offices) (Zip Code)


                  (601) 445-5576 Registrant's Telephone Number,
                              Including Area Code:


Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

     On July 21, 2005, Britton & Koontz Capital Corporation (the "Company") issued a press release reporting the earnings of the Company for the three and six months ended June 30, 2005. A copy of this press release and accompanying financial highlights are furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits.


                  (c) Exhibits.

                       99.1 Press Release and accompanying financial highlights issued by Britton & Koontz Capital Corporation dated July 21, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            BRITTON & KOONTZ CAPITAL CORPORATION




July 22, 2005                               /s/ W. Page Ogden
                                            ------------------------------------
                                            W. Page Ogden
                                            Chairman and Chief Executive Officer

                                 Exhibits Index


Exhibit
Number            Item

 99.1 Press Release and accompanying financial highlights issued by Britton & Koontz Capital Corporation dated July 21, 2005.

                                  EXHIBIT 99.1

                                                                    EXHIBIT 99.1

Britton & Koontz Capital Corporation

500 Main Street                      601-445-5576
P O Box 1407                         601-445-2481  Fax
Natchez, MS  39121                   http://www.bkbank.com. corporate@bkbank.com

FOR IMMEDIATE RELEASE:               FOR MORE INFORMATION:
July 21, 2005                        W. Page Ogden, Chairman & CEO
(Nasdaq - BKBK)                      William M. Salters, Chief Financial Officer

          BRITTON & KOONTZ CAPITAL REPORTS 2005 SECOND QUARTER EARNINGS

     Natchez, Mississippi - The Board of Directors of Britton & Koontz Capital Corporation (Nasdaq: BKBK) today reported net income for the three months ended June 30, 2005, of $848 thousand, or $0.40 per diluted share, a 25% increase from the $681 thousand or $0.32 per diluted share reported for the same period in 2004. Returns on average assets and average equity for this period were 0.86% and 10.74%, compared to 0.72% and 9.02% for the same period in 2004. For the six months ended June 30, 2005, net income and diluted earnings per share were $1.7 million and $0.82 per share, a 33% increase over the $1.3 million and $0.62 per share for the same period in 2004. Returns on average assets and average equity calculated for this period were 0.90% and 11.08%, for 2004, compared to 0.70% and 8.59% in 2004.

Explanation for the quarterly variance

     Net interest income remained relatively stable at $3.4 million although the net interest margin decreased to 3.66% for the three months ended June 30, 2005 from 3.88% for the same period in 2004. Non-interest income during the second quarter of 2004 included the recognition of a gain of approximately $173 thousand on the sale of the Bank's Shields Lane Branch in Natchez, MS. Excluding this non-recurring event, non-interest income for the second quarter of 2005 approximately matched the amount for the second quarter of 2004. Non-interest expense was $2.8 million for the second quarter of 2005, a 13%, or $409 thousand, reduction from the same period in 2004. This decrease in non-interest expense and resulting increase in net income was primarily the result of management's efforts to consolidate and streamline operations. The largest contributor toward the improvement in non-interest expense was the reduction of $436 thousand in employee salaries and benefits during the second quarter of 2005.

Explanation for the year-to-date variance

     The increase in net income for the six months ended June 30, 2005 compared to the six months ended June 30, 2004 was also due primarily to reductions of approximately $610 thousand in employee salaries and benefits and occupancy costs. Although the net interest margin decreased to 3.64% for the six months ended June 30, 2005 from 3.88% in the comparable period in 2004, net interest income increased slightly by $57 thousand for the six months ended June 30, 2005. Growth in the loan portfolio of 7.3% helped offset losses in net interest income due to rising rates for the six months ended June 30, 2005.

     The Bank's provision for loan losses for the six month period ended June 30, 2005, was $180 thousand, a 25% reduction compared to the same period in 2004. The decrease is primarily the result of lower expected net charge-offs in 2005 compared to the previous year. Net charge-offs for the six months ended June 30, 2005, decreased 72% to $24 thousand compared to $ 84 thousand for the same period in 2004.

About Britton & Koontz

     Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz Bank, N.A. which operates three full service offices in Natchez, two in Vicksburg, Mississippi, and one in Baton Rouge, Louisiana. The Company also owns Britton & Koontz Title Insurance Agency, Inc. which was established to issue title insurance on properties in the State of Mississippi. As of June 30, 2005, the Company reported assets of $398.4 million and equity of $31.2 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at June 30, 2005, were 2,116,316.

Forward Looking Statements

     This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

                                       ###




                                             Britton and Koontz Capital Corporation
                                                      Financial Highlights
                                     (Unaudited-Amounts in thousands, except per share data)


                                                            For the Three Months                     For the Six Months
                                                               Ended June 30,                          Ended June 30,
                                                    --------------------------------------  -------------------------------------

                                                          2005                 2004               2005                2004
                                                    --------------------------------------  -------------------------------------

Interest income                                               $ 5,413             $ 4,956            $ 10,567            $ 9,790
Interest expense                                               (2,003)             (1,542)             (3,838)            (3,119)
                                                    ------------------   -----------------  ------------------  -----------------
Net interest income                                             3,410               3,414               6,729              6,671
Provision for loan losses                                         (90)               (120)               (180)              (240)
                                                    ------------------   -----------------  ------------------  -----------------
Net interest income after
 provision for loan losses                                      3,320               3,294               6,549              6,431
Non-interest income                                               589                 764               1,195              1,335
Non-interest expense                                           (2,782)             (3,191)             (5,625)            (6,137)
                                                    ------------------   -----------------  ------------------  -----------------
Income before income taxes                                      1,127                 867               2,119              1,629
Income taxes                                                     (279)               (186)               (380)              (324)
                                                    ------------------   -----------------  ------------------  -----------------
Net income                                                      $ 848               $ 681             $ 1,739            $ 1,305
                                                    ==================   =================  ==================  =================

Return on Average Assets                                        0.86%               0.72%               0.90%              0.70%
Return on Average Equity                                       10.72%               9.02%              11.08%              8.58%

Diluted:
Net income per share                                           $ 0.40              $ 0.32              $ 0.82             $ 0.62
                                                    ==================   =================  ==================  =================
Weighted average shares outstanding                         2,121,520           2,118,162           2,120,841          2,118,371
                                                    ==================   =================  ==================  =================





                                                        June 30,           December 31,         June 30,
                                                          2005                 2004               2004

                                                    ------------------   -----------------   ------------------


Total assets                                                $ 398,428           $ 377,196           $ 378,943
Cash and due from banks                                        10,101               6,577               9,003
Federal funds sold                                                  8                 109                  13
Investment securities                                         137,952             137,148             134,266
Loans, net of unearned interest                               237,784             220,999             220,724
Deposits-interest bearing                                     188,776             186,419             191,820
Deposits-non interest bearing                                  39,557              39,868              38,066
Total Deposits                                                228,333             226,288             229,886
Short Term debt                                                59,465              56,538              39,333
L/T debt, inc junior subordinated debentures                   76,579              60,078              75,508
Stockholders' equity                                           31,590              31,152              29,477
Book value (per share)                                        $ 14.93             $ 14.72             $ 13.95
Total shares outstanding                                    2,116,316           2,116,316           2,113,087
